SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Penn Street Fund, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: January 14, 2004

/s/ G. Michael Mara
-------------------
Name: G. Michael Mara
Title: President, Principal Executive Officer

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Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Penn Street Fund,
Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: January 14, 2004

/s/ Paul Giorgio
----------------
Name: Paul Giorgio
Title: Treasurer, Principal Financial Officer

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